Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On December 5, 2025 (the “Closing Date”), Mardin Participações Ltda., an entity incorporated in Brazil (“AMSC Brazil”) and a wholly-owned subsidiary of American Superconductor Corporation, a Delaware corporation (the “Company”), entered into a Stock Exchange Agreement (the “Stock Exchange Agreement”) with each of the sellers listed on the signature pages thereto (each, a “Stockholder” and collectively, the “Stockholders”), Comtrafo Indústria de Transformadores Elétricos S.A., an entity incorporated in Brazil (“Comtrafo”), Irineu Minato, an individual, solely in his capacity as the stockholder representative thereunder (the “Stockholder Representative”), the stockholder group members listed on Schedule I thereto (each, a “Stockholder Group Member” and collectively, the “Stockholder Group Members”), and the Company solely for purposes of Section 1.1(a), Article IV, Section 5.5 and Section 5.7 of the Stock Exchange Agreement.

Additionally on the Closing Date, pursuant to the terms of four separate Public Deeds of Purchase and Sale of Real Estate Property (each, a “Real Property Agreement,” and together, the “Real Property Agreements”), AMSC Brazil, through Comtrafo, purchased certain real estate assets that Comtrafo uses for administrative and manufacturing operations.

Pursuant to the Stock Exchange Agreement, AMSC Brazil, directly or indirectly acquired all of the issued and outstanding shares of Comtrafo, in exchange for (a) (i) 300,000,000 Brazilian Real in cash; and (b) 2,417,142 restricted shares of the Company’s common stock, $0.01 par value per share (the “AMSC Shares”) that were paid and issued, respectively, at closing. In addition, pursuant to the Real Property Agreements, AMSC Brazil through Comtrafo purchased certain real estate assets and transportation assets of Comtrafo for 155,564,538 Brazilian Real and 13,376,676 Brazilian Real, respectively, in cash. Additionally, AMSC Brazil has agreed to pay the Stockholders up to an additional 382,500,000 Brazilian Real in cash (the “Earnout”) upon the achievement of specified earnings before interest, taxes, depreciation, and amortization (“EBITDA”) objectives during the three years following the closing.

The unaudited pro forma condensed consolidated financial information contained herein is based on the historical financial statements of the Company, and the historical financial statements of Comtrafo, which are filed as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K/A, and has been adjusted to give effect to AMSC’s  acquisition of Comtrafo, which was accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations

The Comtrafo Acquisition will be accounted for as a business combination in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) (pursuant to Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”)), with AMSC treated as the “accounting acquirer.”  As a result of the Comtrafo Acquisition, AMSC controls Comtrafo as it beneficially owns 100% of the outstanding share capital of Comtrafo. The unaudited pro forma condensed combined financial statements were prepared in accordance with the acquisition method of accounting. Under the acquisition method of accounting, the purchase price is allocated to the identifiable tangible and intangible assets acquired and liabilities assumed based on their respective estimated fair values with any excess purchase price allocated to goodwill. Significant estimates and assumptions were used in determining the estimated purchase price and the preliminary purchase price allocation reflected in the unaudited pro forma condensed combined financial statements. The process of valuing the net assets of Comtrafo immediately prior to the business combination for purposes of presentation within this unaudited pro forma condensed combined financial information is preliminary. As the unaudited pro forma condensed combined financial statements have been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The following unaudited pro forma condensed combined financial information is presented to illustrate the estimated effects of the Comtrafo Acquisition and the Megatran acquisition (as defined below).

The Comtrafo Acquisition is included in AMSC’s historical results since December 5, 2025 as presented in AMSC’s Quarterly Report on Form 10-Q for the interim period ended December 31, 2025. As a result, an Unaudited Pro Forma Condensed Combined Balance Sheet has not been presented. See Note 2 to the unaudited condensed consolidated financial statements within AMSC’s Form 10-Q for the interim period ended December 31, 2025 for details of purchase consideration and the preliminary purchase price allocation. The unaudited pro forma condensed combined statements of operations for the year ended March 31, 2025, and the nine months ended December 31, 2025 are also based upon and derived from the historical financial information of the Company (as described in more detail below) and give effect to the Comtrafo Acquisition as if it had occurred on April 1, 2024.  The unaudited pro forma condensed combined statements of operations for the year ended March 31, 2025 and the nine months ended December 31, 2025 are also based upon and derived from the historical financial information of Megatran Industries, Inc. (“Megatran”), which was acquired by the Company on August 1, 2024 (the “Megatran acquisition” and, together with the Comtrafo Acquisition, the “Transactions”). The unaudited pro forma condensed combined statements of operations for the year ended March 31, 2025 were adjusted to give effect to the Megatran acquisition as if it had occurred on April 1, 2024.

AMSC and Comtrafo have different fiscal year ends and prepare their financial statements under different accounting frameworks. Accordingly, the unaudited pro forma condensed combined statements of operations for the year ended March 31, 2025 combine AMSC’s historical consolidated results for the year ended March 31, 2025 with Comtrafo’s historical consolidated results for the year ended December 31, 2024. The unaudited pro forma condensed combined statements of operations for the nine months ended December 31, 2025 combine AMSC’s historical consolidated results for the nine months ended December 31, 2025[1] with Comtrafo’s historical consolidated results for the nine months ended September 30, 2025. These combinations reflect the differing fiscal periods of AMSC and Comtrafo and are presented solely to illustrate the effects of the Comtrafo Acquisition as if it had occurred on April 1, 2024.

[1] AMSC’s historical consolidated results for the nine months ended December 31, 2025 include Comtrafo’s results from Closing Date onwards i.e. from December 5, 2025 through December 31, 2025 and the Comtrafo historical consolidated results for the nine months ended September 30, 2025 include Comtrafo’s results for the entire period.  Management considered them as immaterial for the purposes of this ProForma presentation and accordingly did not adjust the AMSC historical results for any duplication.  Comtrafo contributed $4.6 million of revenue and $0.9 million in net income for the Company for the nine months ended December 31, 2025.

Furthermore, Comtrafo has presented its financial information in accordance with International Financial Reporting Standards (“IFRS Accounting Standards”) while AMSC follows US GAAP. As such, the unaudited pro forma condensed combined statements of operations for the twelve months ended December 31, 2024 and the nine months ended September 30, 2025 have been prepared by adjusting the historical financial information of Comtrafo from IFRS Accounting Standards to US GAAP. For more details, refer to Note 5.

The Megatran acquisition was a significant business acquisition as defined by Rule 3-05 and Article 11 of Regulation S-X, and, as a result, the Company filed with the Securities and Exchange Commission (“SEC”) an 8-K/A on August 6, 2024, which included historical audited financial statements of Megatran as of and for the years ended December 31, 2023 and 2022 and unaudited pro forma condensed combined financial statements giving effect to the Megatran acquisition as of and for the year ended March 31, 2024 and for the three months ended June 30, 2024. Because both the Comtrafo Acquisition and the Megatran acquisition were deemed significant business acquisitions during the periods covered by unaudited pro forma condensed combined financial information, the pro forma information required by Item 9.01 of Form 8-K have been presented on a disaggregated basis due to the material nature of each such transaction.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. Article 11 of Regulation S-X provides requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and the option to present reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). AMSC has elected not to present Management’s Adjustments in the unaudited pro forma condensed combined financial statements. The results set forth in the unaudited pro forma condensed combined financial information include adjustments that give effect to events that are directly attributable to the Comtrafo Acquisition.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma financial information and:

●	AMSC’s historical financial statements and accompanying notes included in the Annual Report on Form 10-K for the year ended March 31, 2025;
●	AMSC’s historical financial statements and accompanying notes included in the Quarterly Report on Form 10-Q for the nine months ended December 31, 2025;
●	Comtrafo’s audited consolidated financial statements and accompanying notes for the year ended December 31, 2024, included as an exhibit in this Form 8-K/A;
●	Comtrafo’s unaudited consolidated interim financial statements and accompanying notes for the nine months ended September 30, 2025, included as an exhibit in this Form 8-K/A; and
●	Megatran’s unaudited combined financial statements for the six months ended June 30, 2024, included in AMSC’s Current Report on Form 8-K/A (File No. 000-19672).

The pro forma financial information is presented for illustrative purposes only and does not necessarily reflect what the combined company’s financial position or results of operations would have been, had the Transactions and the related financings occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The unaudited pro forma condensed combined financial statements do not include the realization of any cost savings from operating efficiencies, synergies or other activities, or the recognition of any cost increases or dis-synergies that might result from the Transactions. The Company’s actual financial condition and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended December 31, 2025 (USD in thousands, except per share data)

	AMSC	Comtrafo (Note 5)	Eletrotrafo (Note 3(a))	Transaction Accounting Adjustments	Note Ref.	Pro Forma Combined

Revenues	212,749	48,985	(8,807)	-		252,927
Cost of revenues	144,970	35,123	(5,083)	800	3(b), 3(c)	175,810
Gross margin	67,779	13,862	(3,724)	(800)		77,117

Operating expenses:
Research and development	11,577	-	-	-		11,577
Selling, general and administrative	43,051	12,208	(3,715)	68	3(b), 3(c)	51,612
Amortization of acquisition related intangibles	1,184	-	-	1,178	3(c)	2,362
Total operating expenses	55,812	12,208	(3,715)	1,246		65,551

Operating income (loss)	11,967	1,654	(9)	(2,046)		11,566

Interest income/(expense), net	5,198	(212)	(384)	-		4,602
Other expense, net	57	788	(527)	-		21

Income (loss) before income tax expense (benefit)	17,222	2,230	(1,217)	(2,046)		16,189
Income tax expense (benefit)	(112,058)	479	(238)	(573)	3(d)	(112,390)
Net income	129,280	1,751	(979)	(1,473)		128,579

Net income per common share
Basic	3.08					2.89
Diluted	3.01					2.83

Weighted average number of common shares outstanding (in thousands)
Basic	42,036			2,417	3(e)	44,453
Diluted	42,975			2,417	3(e)	45,392

See accompanying notes to unaudited pro forma condensed combined financial statements

Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended March 31, 2025 (USD in thousands, except per share data)

	AMSC (includes Megatran acquisition from August 1, 2024)	Megatran (from April 1, 2024 to July 31, 2024)	Transaction Accounting Adjustments (Megatran)	Note Ref.	Pro Forma Combined (Adjusted for Megatran acquisition)	Comtrafo (Note 5)	Eletrotrafo (Note 3(a))	Transaction Accounting Adjustments	Note Ref.	Pro Forma Combined

Revenues	222,818	23,272	-		246,090	68,055	(13,670)	-		300,475
Cost of revenues	160,964	17,811	-		178,775	42,642	(8,016)	1,946	3(b), 3(c)	215,347
Gross margin	61,854	5,461	-		67,315	25,413	(5,654)	(1,946)		85,128

Operating expenses:
Research and development	11,425	-	-		11,425	-	-	-		11,425
Selling, general and administrative	43,091	3,903	-		46,994	15,222	(4,768)	191	3(b), 3(c)	57,639
Amortization of acquisition-related intangibles	1,733	-	43	4(a)	1,776	-	-	875	3(c)	2,651
Change in fair value of contingent consideration	6,682	-	-		6,682	-	-	-		6,682
Total operating expenses	62,931	3,903	43		66,877	15,222	(4,768)	1,066		78,397

Operating income (loss)	(1,077)	1,558	(43)		438	10,191	(886)	(3,012)		6,731

Interest income/(expense), net	3,708	-	-		3,708	1,676	(158)	-		5,226
Other income/(expense), net	(265)	(13)	-		(278)	546	(409)	-		(141)

Income (loss) before income tax expense (benefit)	2,366	1,545	(43)		3,868	12,413	(1,453)	(3,012)		11,816
Income tax expense (benefit)	(3,667)	-	(10)	4(b)	(3,677)	591	(108)	(482)	3(d)	(3,676)
Net income	6,033	1,545	(33)		7,545	11,822	(1,345)	(2,530)		15,492

Net income per common share
Basic	0.16				0.20					0.39
Diluted	0.16				0.20					0.38

Weighted average number of common shares outstanding (in thousands)
Basic	36,990		438	4(c)	37,428			2,417	3(e)	39,845
Diluted	37,718		438	4(c)	38,156			2,417	3(e)	40,573

See accompanying notes to unaudited pro forma condensed combined financial statements

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1 – Description of the Transaction

On December 5, 2025, American Superconductor Corporation completed the acquisition of Comtrafo Indústria de Transformadores Elétricos S.A. pursuant to the Stock Exchange Agreement. Under the terms of the Stock Exchange Agreement, AMSC acquired, directly or indirectly, all of the issued and outstanding share capital of Comtrafo in exchange for an aggregate purchase price of $202.7 million, consisting of:

Cash payments	$88.3
Issuance of 2,417,142 shares of Company’s common stock	78.5
Contingent consideration	35.9
Total consideration	202.7

Contemporaneously, real estate facilities, with over 100 acres of land, leased by Comtrafo for its factory operations, were purchased through the Real Property Agreements as part of the cash payment above. The total consideration payable pursuant to the above agreements aggregated $202.7 million and the above agreements were accounted for as a single business combination, in accordance with ASC Topic 805. The Company will record the assets acquired and liabilities assumed at their respective fair values as of the acquisition date. Due to the timing of the acquisition, the Company’s purchase accounting related to the valuation of the inventory, fixed assets, intangible assets, goodwill and liabilities assumed is not yet complete and subject to revision.

On August 1, 2024, AMSC had consummated the Megatran acquisition, of which AMSC paid $30,000 thousand of cash and issued 1,297,600 shares of AMSC common stock to acquire all of the issued and outstanding shares of Megatran, based on the shares in issue as of August 1, 2024.

Note 2 – Basis of presentation

The unaudited pro forma condensed combined financial information and related notes are prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”.

The unaudited pro forma financial information below combines the effects of the Stock Exchange Agreement and the Real Property Agreements, as these were negotiated as a single transaction and signed in contemplation of each other and together constitute the Comtrafo Acquisition. The Comtrafo Acquisition will be accounted for under the acquisition method of accounting for business combination pursuant to the provisions of ASC 805 with AMSC treated as the “accounting acquirer”. As a result of the Comtrafo Acquisition, AMSC controls Comtrafo as it beneficially owns 100% of the outstanding share capital of Comtrafo. Under the acquisition method of accounting, the estimated purchase price will be allocated to Comtrafo assets acquired and liabilities assumed based upon their estimated fair values, using the fair value concepts defined in ASC Topic 820, Fair Value Measurement, at the Acquisition Date. Any excess of consideration transferred over the preliminary estimate of the fair value of identified assets acquired and liabilities assumed will be recognized as goodwill. Significant judgment is required in determining the preliminary fair values of identified intangible assets, property, plant and equipment, inventories, certain other assets, and assumed liabilities. These preliminary valuations of assets acquired, and liabilities assumed are determined using market, income and cost approaches from the perspective of a market participant, which requires estimates and assumptions including, but not limited to, estimating future cash flows in addition to developing the appropriate market discount rates and obtaining available market pricing for comparable assets. The final valuation may materially change the allocation of the purchase price, which could materially affect the fair values assigned to the assets and liabilities and could result in a material change to the unaudited pro forma condensed combined financial information.

The historical audited and unaudited consolidated financial statements of AMSC were prepared in accordance with US GAAP and presented in U.S. dollars. The historical audited consolidated financial statements and unaudited consolidated interim financial statements of Comtrafo were prepared in accordance with IFRS Accounting Standards and presented in Brazilian Real (“BRL”). As such, the unaudited pro forma condensed combined statements of operations have been prepared by adjusting the historical financial information of Comtrafo from IFRS Accounting Standards to US GAAP. Refer to Note 5 for more details on such adjustments.

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of AMSC and Comtrafo adjusted to give effect to the Comtrafo Acquisition and other events contemplated by the Stock Exchange Agreement as described herein. The unaudited pro forma condensed combined statements of income for the nine months ended December 31, 2025, and the year ended March 31, 2025, combines the historical statements of income of AMSC and Comtrafo on a pro forma basis assuming the Comtrafo Acquisition had occurred on April 1, 2024, the beginning of the earliest period presented.  Furthermore, since Eletrotrafo was not acquired as part of the Comtrafo Acquisition, Eletrotrafo’s income and expenses were eliminated as part of Transaction Accounting Adjustments.

In addition, the unaudited pro forma condensed combined statements of operations (AMSC) for the year ended March 31, 2025 and the nine months ended December 31, 2025, are also based upon and derived from the historical financial information of Megatran, which was combined with the Company on August 1, 2024. The unaudited pro forma condensed combined statements of operations for the year ended March 31, 2025, was adjusted to give effect to Megatran acquisition as if it had occurred on April 1, 2024.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of AMSC and they are based on the information available at the time of their preparation. Actual results may differ materially from the assumptions within the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is intended to provide information about the impact of the Transactions as if it had been consummated earlier. The pro forma adjustments are based on available information and certain assumptions that management believes are factually supportable and are expected to have an impact on AMSC’s results of operations. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma condensed combined financial statements have been made.

Accounting policies and reclassification

For the purposes of preparing the unaudited pro forma condensed combined financial information, AMSC conducted a preliminary review of Comtrafo’s accounting policies to identify significant differences. Based on its preliminary review, management identified certain accounting policy differences that were presented within the US GAAP adjustments and also certain reclassification adjustments to conform Comtrafo’s historical financial statements presentation to AMSC’s financial statement presentation (refer Note 5 for details). Management will perform a comprehensive review of Comtrafo’s accounting policies. As a result of the review, management may identify differences between the accounting policies or financial statement classification of the two businesses which, when conformed, could have a material impact on the consolidated financial statements of Comtrafo and AMSC.

Note 3 – Transaction accounting adjustments

The following pro forma adjustments (including eliminations) are included in the unaudited condensed combined pro forma statements of operations:

(a)	To record an adjustment to remove balances associated with Eletrotrafo as Eletrotrafo was not acquired as part of the Comtrafo Acquisition. The following table presents Eletrotrafo's unaudited Statement of Operations for the nine months ended September 30, 2025, and the year ended December 31, 2024:

Statement of Operations for the nine months ended September 30, 2025 and year ended December 31, 2024 (USD in thousands)

	Nine months ended September 30, 2025	Year ended December 31, 2024

Revenues	8,807	13,670
Cost of revenues	5,222	8,016
Gross margin	3,585	5,654

Operating expenses:
Research and development	-	-
Selling, general and administrative	3,414	4,768
Amortization of acquisition related intangibles	-	-
Total operating expenses	3,414	4,768

Operating income (loss)	171	886

Interest (income)/expense, net	(384)	(158)
Other (income), net	(662)	(409)

Income (loss) before income tax expense (benefit)	1,217	1,453
Income tax expense (benefit)	238	108
Net income	979	1,345

Eletrotrafo's historical results are presented separately solely to illustrate the elimination of its results, as it was excluded from the Comtrafo Acquisition.

(b)

Comtrafo's property, plant, and equipment were accounted for at fair value at the date of acquisition. Furthermore, right-of-use assets and lease liabilities were derecognized as the related real estate properties were acquired as part of the transaction and are now presented within property, plant, and equipment. The related depreciation expense includes an adjustment to the unaudited condensed combined pro forma statements of operations as below:

●

A net adjustment of $1,502 thousand to cost of revenues and $207 thousand to selling, general, and administrative for the year ended March 31, 2025, to (1) reflect the removal of historical depreciation expense of $378 thousand related to cost of revenues and $52 thousand related to selling, general and administrative and (2) recognize depreciation of $1,880 thousand related to cost of revenues and $259 thousand related to selling, general and administrative expenses.

●

A net adjustment of $1,101 thousand to cost of revenues and $170 thousand to selling, general, and administrative for the nine months ended December 31, 2025, to (1) reflect the removal of historical depreciation expense of $291 thousand related to cost of revenues and $45 thousand related to selling, general and administrative and (2) recognize depreciation related to tangible assets of $1,392 thousand related to cost of revenues and $215 thousand related to selling, general and administrative expenses.  The historical lease expenses of $874 thousand and $742 thousand for the year ended March 31, 2025, and the nine months ended December 31, 2025, respectively, were reversed from cost of revenues

(c)	The following table summarizes the preliminary estimated fair values of Comtrafo’s identifiable intangibles assets as of the acquisition date, and their estimated useful lives, along with the estimated amortization expense calculated using the economic consumption method of amortization:

(USD in thousands)	Estimated fair value	Estimated Useful Life (months)	Amortization for nine months ended December 31, 2025	Amortization for year ended March 31, 2025
Intangible asset
Backlog	$1,772	16	443	1,329
Customer relationships	7,765	60	1,178	875
Total identifiable assets and related amortization	$9,537		1,621	2,204

Total historical amortization reversed:
Cost of revenues			(2)	(11)
Selling, general and administrative			(102)	(16)

The historical amortization expense for the year ended March 31, 2025, and the nine months ended December 31, 2025, has been eliminated and amortization expense associated with the acquired intangible assets has been recorded within cost of revenues for backlog and within operating expenses for customer relationships.

(d)

To record an estimated income tax benefit on pro forma adjustments to income related to the Comtrafo Acquisition, at 34% effective tax rate for the respective periods i.e. 16% for the year ended March 31, 2025 and 28% for the nine months ended December 31, 2025.

(e)	To reflect an increase in the weighted average shares outstanding for the period after giving effect to the issuance of AMSC common stock in connection with the Comtrafo Acquisition.

Note 4 – Pro Forma adjustments pertaining to acquisition of Megatran Acquisition included in the unaudited pro forma condensed combined statement of operations for the year ended March 31, 2025

The following table summarizes the preliminary estimated fair values of Megatran’s identifiable intangible assets, as of April 1, 2024, and their estimated useful lives, along with the estimated amortization expense calculated using the straight-line method of amortization:

	Purchase Price Allocation	Estimated Useful Life (years)	Year ended March 31, 2025 (expense allocated for 4 months starting from April 1, 2024)
Intangible asset
Contractual relationships / backlog	$700,000	-	-
Total cost of revenues amortization of intangible			-

Customer relationships	1,280,000	10	42,667
Total selling, general and administrative amortization of intangibles			42,667

Total costs in excess of tangible assets			$42,667

Transaction accounting adjustments:

The pro forma adjustments included in the unaudited pro forma condensed combined financial information are as follows (amounts in thousands):

(a)

To record the amortization expense associated with acquired intangible assets including Contractual relationships/backlog and Customer relationships for the fiscal year ended March 31, 2025. Since the Megatran Acquisition occurred on August 1, 2024, AMSC's historical income statements already include amortization expenses for backlog and customer relationships for 8 months (historical amortization). Hence, all amortization expenses related to backlog is already included in AMSC's income statement for the year ended March 31, 2025.

(b)	To record an estimated income tax benefit on pro forma adjustments to income related to the Megatran acquisition, at 23.74% effective tax rate.

(c)	To reflect an increase in the weighted average shares outstanding for the period after giving effect to the issuance of AMSC common stock in connection with the Megatran acquisition.

Note 5 – Reclassification and US GAAP Adjustments

Comtrafo’s historical financial statements have been prepared in accordance with IFRS Accounting Standards, which differs in certain material respects from US GAAP. In order to prepare pro forma financial statements, Comtrafo’s historical financial statements have been adjusted to reflect Comtrafo consolidated statements of operations on a US GAAP basis by recording appropriate adjustments (“US GAAP adjustments”).

During the preparation of this unaudited pro forma condensed combined financial information, management performed a preliminary review of Comtrafo’s financial information to identify US GAAP adjustments, differences in accounting policies and financial statement presentation as compared to those of AMSC. At the time of preparing the unaudited pro forma condensed combined financial information, AMSC was not aware of any material differences other than the adjustments described herein. However, AMSC will continue to perform its detailed review of Comtrafo accounting policies, including convergence of its accounting policies to US GAAP. Upon completion of that review, differences may be identified between the accounting policies of the two businesses that, when confirmed, could have a material impact on the unaudited pro forma condensed combined financial information.

Unaudited Combined Historical Statement of Operations for the nine months ended September 30, 2025 (USD in thousands)

	Historical	Reclassification Adjustments (Note b)	Subtotal	US GAAP adjustments	Notes	Comtrafo	Comtrafo (Note c)
	BRL	BRL		BRL		BRL	USD
Revenues	276,563	-	276,563	-		276,563	48,985
Cost of sales	197,780	-	197,780	518	(a)	198,298	35,123
Gross margin	78,783	-	78,783	(518)		78,265	13,862

Operating expenses:
Selling, general and administrative	-	68,925	68,925	-		68,925	12,208
Selling expenses	50,367	(50,367)	-	-		-	-
Impairment on trading receivables	1,677	(1,677)	-	-		-	-
General and administrative expenses	16,881	(16,881)	-	-		-	-
Other operating income	(4,446)	4,446	-	-		-	-
Total operating expenses	64,479	4,446	68,925	-		68,925	12,208

Operating income/ (loss)	14,304	(4,446)	9,858	(518)		9,340	1,654

Interest cost, net	-	1,598	1,598	(402)	(a)	1,196	212
Other expense (income), net	-	(4,446)	(4,446)	-		(4,446)	(787)
Finance income	(12,601)	12,601	-	-		-	-
Finance costs	14,199	(14,199)	-	-		-	-

Income (loss) before income tax expense (benefit)	12,706	-	12,706	(116)		12,590	2,229
Income tax expense (benefit)	-	2,705	2,705	-		2,705	479
Current income and social contribution taxes	11,252	(11,252)	-	-		-	-
Deferred income and social contribution taxes	(8,546)	8,546	-	-		-	-
Net income	10,001	-	10,001	(116)		9,885	1,750

Unaudited Adjusted Historical Statement of Operations for the year ended December 31, 2024 (USD in thousands)

	Historical	Reclassification Adjustments (Note b)	Subtotal	US GAAP Adjustments	Notes	Comtrafo	Comtrafo (Note c)
	BRL	BRL		BRL		BRL	USD
Revenues	365,141	-	365,141	-		365,141	68,055
Cost of sales	228,073	-	228,073	716	(a)	228,789	42,642
Gross margin	137,068	-	137,068	(716)		136,352	25,413

Operating expenses:
Selling, general and administrative	-	81,674	81,674	-		81,674	15,222
Selling expenses	55,054	(55,054)	-	-		-	-
Impairment loss on trading receivable	5,966	(5,966)	-	-		-	-
General and administrative expenses	20,654	(26,620)	-	-		-	-
Other operating income	(2,932)	2,932	-	-		-	-
Total operating expenses	78,742	2,932	81,674			81,674	15,222

Operating income (loss)	58,326	(2,932)	55,394	(716)		54,678	10,191

Interest cost (income), net	-	(8,397)	(8,397)	(593)	(a)	(8,990)	(1,676)
Other expense (income), net	-	(2,932)	(2,932)	-		(2,932)	(546)
Finance income	(18,381)	18,381	-	-		-	-
Finance costs	9,984	(9,984)	-	-		-	-

Income (loss) before income tax expense (benefit)	66,723	-	66,723	(123)		66,600	12,413
Income tax expense (benefit)	-	3,172	3,172	-		3,172	591
Current income and social contribution taxes	19,157	(19,157)	-	-		-	-
Deferred income and social contribution taxes	(15,985)	15,985	-	-		-	-
Net income	63,551	-	63,551	(123)		63,428	11,822

Notes to US GAAP adjustments:

a)	Operating leases

In Comtrafo's historical consolidated financial statements, leases were recognized on the balance sheet as right-of-use assets and lease liabilities, in accordance with IFRS Accounting Standards. The right-of-use asset was depreciated over the lease term on a straight-line basis, with the impact recorded in the income statement as depreciation expense within cost of revenues. The lease liability was amortized using the incremental borrowing rate, and the impact was recorded in the income statement as interest expense within net interest income.

Under US GAAP, operating lease expense is recognized on a straight-line basis over the term of the lease.

The following adjustments were made to the statements of operations:

(BRL in thousands)	For the year ended December 31, 2024	For the nine-months ended September 30, 2025
Reversal of historical amortization expense under IFRS	(3,973)	(3,674)
Recognition of lease expense under US GAAP	4,689	4,192
Cost of revenues (net impact)	716	518

Additionally, for the twelve months ended December 31, 2024, and the nine months ended September 30, 2025, historical interest expense of BRL 593 thousand and BRL 402 thousand, respectively, was reversed.

b)	Reclassification adjustments

Represents reclassifications of historical Comtrafo financial statement line items to conform to the expected financial statement line items of the combined company following the Comtrafo Acquisition.

c)	Currency translation

The adjusted historical results have been translated from Brazilian Real to U.S. Dollars as below:

•	Revenues and expenses have been translated using average rates of exchange for the period.